QUOTA SHARE REINSURANCE AGREEMENT
                                ENDORSEMENT No. 3

Attached to and forming part of the Quota Share Reinsurance Agreement No .31 54-0008 between PENN-AMERICA INSURANCE COMPANY and PENN-STAR INSURANCE COMPANY, Hatboro, Pennsylvania (hereinafter collectively referred to as the "Company") and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

         It is hereby mutually understood and agreed by the parties hereto that this Agreement is amended as respects policies issued or renewed with an effective date on and after 12:01 AM.. June 1, 2003, in Article I-APPLICATION OF AGREEMENT by including coverage for Unsupported Commercial Umbrella policies and ~vi11 read as follows:

                                    ARTICLE I
                                    ---------

         APPLICATION OF AGREEMENT

         This Agreement applies to (General Liability policies, Commercial Umbrella Liability policies and Unsupported Commercial Umbrella policies issued by the Company and underwritten by the Company's underwriters in its Home Office.

II. It is hereby further mutually understood and agreed by the parties hereto that this Agreement is amended as respects policies issued or renewed with an effective date on and after 12:01 AM.. June 1. 2003. in
         Article III- LIMITS AND RETENTION by including coverage for Unsupported Commercial Umbrella policies and will read as follows:

                                   ARTICLE III
                                   -----------

         LIMITS AND RETENTION

         A. As respects each General Liability policy issued by the Company for amounts up to, but not exceeding $5,000,000. the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 100% quota share participation of the Company's Net Loss fur amounts in excess of S I ,000.000 resulting from each occurrence or offense.

         B. As respects each Commercial Umbrella Liability policy issued by the Company for amounts up to. hut not exceeding $5,000,000. the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company:

                           a 90% quota share participation of the Company's Net Loss as respects the first $1,000,000 resulting from each occurrence or offense, plus



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                     2.       a 100% quota share participation of the Company's
                              Net Loss for amounts in excess of 1,000,000 resulting from each occurrence or offense.

             C. As respects each Unsupported Commercial Umbrella Liability policy issued by the Company for amounts up to, hut not exceeding $5,000,000, the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company:

                          I. a 85% quota share participation of the Company's Net Loss as respects the first $1,000,000 resulting from each occurrence or offense, plus

                          2. a 90% quota share participation of the company's Net Loss as respects amounts in excess of $1,000,000 up to $2,000,U00 resulting from each occurrence or offense, plus

                          3. a 100% quota share participation of the Company's Net Loss for amounts in excess of $2,000,000 resulting from each occurrence or offense.

             D. Notwithstanding the above, General Liability policies issued for amounts in excess of $3,000,000 and Commercial Umbrella liability policies issued for amounts in excess of $2,000,000 shall be submitted by the Company to the Reinsurer for inclusion hereunder and shall only be covered if specially accepted in writing by the Reinsurer. As respects Unsupported Commercial Umbrella Liability policies, the Company has authority to issue policies with policy limits of up to $5,000,000 subject to the referral criteria stated in Article IV- EXCLUSIONS.

             F. In the event coverage underlying the policies reinsured hereunder is not maintained or collectible, the coverage provided under this Agreement shall apply only to the extent it would have applied if the coverage underlying the policies reinsured hereunder had been so maintained or collectible.

             F. The Company shall retain net for its own account the following percentages of its Net Loss:

                     1. As respects each General Liability policy:

                          a. 100% of the first $1,000,000 of its Net Loss and the Loss Adjustment Expenses associated therewith, from each occurrence or offense; and
                          b. 0% of its Net Loss and the Loss Adjustment Expenses associated therewith, excess of the first $1 ,000,000 resulting from each occurrence or offense.

                     2. As respects each Commercial Umbrella Liability policy:



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                        a.    10%  of  its  Net  Loss  under  subparagraph  I of
                              paragraph B and the Loss Adjustment Expenses associated therewith, under this Agreement; and

                        b. 0% of its Net Loss under subparagraph 2 of paragraph B and the Loss Adjustment Expenses associated therewith, under this Agreement.

                                          3. As respects each Unsupported
Commercial Umbrella Liability policy:

                        a.    15%of  its  Net  Loss  under   subparagraph  I  of
                              paragraph C and the Loss Adjustment Expenses associated therewith, under this Agreement; and

                        b. 10% of its Net Loss under subparagraph 2 of paragraph C and the Loss Adjustment Expenses associated therewith, under this Agreement.

                        c. 0% of its Net Loss under subparagraph 3 of paragraph C and the Loss Adjustment Expenses associated therewith, under this Agreement.

III. It is hereby further mutually understood and agreed by the parties hereto that as respects policies issued or renewed with an effective date on and after 12:01 A.M., June 1. 2003, this Agreement is amended in Article IV-EXCLUSIONS by replacing Exclusions C' (2). C (8), D (27), D (28) and paragraph F with the following:

         C. The reinsurance provided under this Agreement for Automobile Liability business shall not apply to the following:

                2. Operation or use of police, fire and emergency vehicles including ambulances. I however, as respects Unsupported Commercial Umbrella Liability, this exclusion will not apply to ambulances.

                8. a. Commercial vehicles over 45,000 pounds gross vehicle weight used for purposes of hauling sand and gravel, refuse, logs, timber or cement. This exclusion applies to new and renewal policies effective 12:01 AM., September 1, 2002 and later.
                     b. As respects Unsupported Commercial Umbrella Liability,
                        vehicles over 45,000 pounds gross vehicle weight if the risk has 10 or more heavy or extra heavy units.
         D. The reinsurance provided under this Agreement for General Liability business shall not apply to the following:

                 27. a. Contractors, except as provided for by the Company's Penn Amerigram dated November 7, 2001. and attached to this Agreement as APPENDIX A.



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                     b. As respects Unsupported Commercial Umbrella Liability,
                     Contractor classifications designated in the Penn-American Agency manual as P. and all classifications within the states listed as high hazard with the exception of Fence Erection Contractors, Painting Contractors and Water Main Construction.

                  28. a. Liquor Law Liability Coverage, except for policies written in conjunction with the Company's Restaurant Pak Program.

                      h. As respects Unsupported Commercial Umbrella Liability, Liquor Law Liability Coverage for:

                      (i). All states with an ISO liquor grade rating of 7 or higher- these states include Alabama, Alaska, District of Columbia, Hawaii, New Hampshire, Pennsylvania, Vermont and West Virginia. (ii) Nightclubs- defined as risks having live entertainment or customer dancing more than three nights per week.
                       (iii) After Hours Clubs- defined as risks whose hours
                      extend beyond those permitted by that municipality, city or town where the club is located.

         As regards the Unsupported Commercial Umbrella Liability program, the maximum excess/umbrella limit is $1,000,000 for any risk with liquor receipts greater than 75% of total food and liquor sales.

F. This Agreement does not cover items excluded under section B subsection 18 or sections C or D. unless individually submitted by the Company to the Reinsurer for inclusion hereunder, and, if specially accepted by the Reinsurer in writing, such business shall then be covered under the terms of this Agreement, except as such terms shall be modified by any special acceptance.

     As respects Unsupported Commercial Umbrella Liability, the following are additional criteria upon which the Company shall individually submit for inclusion hereunder, and, if specially accepted by the Reinsurer in writing, such business shall then be covered under the terms of this Agreement. except as such terms shall he modified by any special acceptance:

     1. If the premium for the first $1,000,000 in limits is greater than $7,500 and the excess/umbrella limits exceed $2,000,000.

     2.  Any account with General Liability receipts greater than $15,000,000.

     3.  Any account with a loss greater than $50,000 in the prior 5 years.

     4. Any risk which contains any heavy or extra heavy automobiles with excess/umbrella limits greater than $1,000,000.

     5.  Any risk which has 10 or more heavy or extra heavy units.


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Nothing herein contained shall alter, vary or extend any provision or condition of the Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate this 23rd day of July, , 2003.

ACCEPTED:
PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY



/s/ Joseph F. Morris

/s/ Sheila St. Claire
Attested by:




                                           AMERICAN RE-INSURANCE COMPANY


                                       /s/

                                       /s/
                                                         Attested by:




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